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October 16, 2019

State Street Bank and Trust Company Channel Center Building CCB/5 Boston, MA 02111

Re:

Custodian Agreement made as of the 1st day of January, 2007 between each of the Investment Companies listed on Appendix “A” thereto, (each a “Fund” and collectively the “Funds”) and State Street Bank and Trust Company (the “Custodian”), and the Side Letter Agreement (the “Side Letter Agreement”) to the Custodian Agreement dated October 11, 2013.

Ladies and Gentlemen:

This letter and the enclosed (i) Appendix “A” to the Custodian Agreement (“Appendix A”) and (ii) Schedule A to the Side Letter Agreement (“Schedule A”), are being  delivered to the Custodian pursuant to Section 9.06 of the Custodian Agreement and Section 5 of the Side Letter Agreement, respectively.

The following funds, which are exchange traded funds, desire to become a party to the Custodian Agreement and the Side Letter Agreement, and the Custodian desires to provide the services set forth in the Custodian Agreement and the Side Letter Agreement to such funds, effective November 5, 2019:

•

Fidelity Covington Trust: Fidelity Stocks for Inflation ETF

When Appendix A and Schedule A are countersigned by the Custodian, the funds noted above shall each become a “Fund” and a “Fidelity ETF” under the Custodian Agreement and the Side Letter Agreement and shall be bound by all terms and conditions and provisions of the Custodian Agreement and the Side Letter Agreement including, without limitation, the representations and warranties set forth in Section 9.04(a) of the Custodian Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copies of Appendix A and Schedule A and return them to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED

ON APPENDIX “A” AND SCHEDULE A ATTACHED HERETO, ON

BEHALF OF THEIR RESPECTIVE PORTFOLIOS

By: /s/Adrien Deberghes

       Adrien Deberghes

       President and Treasurer – Fidelity Strategic Advisers Funds

       Assistant Treasurer – Fidelity Equity and High Income Funds

       Assistant Treasurer – Fidelity Fixed Income and Asset Allocation Funds

SCHEDULE A

TO CUSTODIAN AGREEMENT SIDE LETTER AGREEMENT DATED OCTOBER 11, 2013

Effective as of November 5, 2019

Fidelity Corporate Bond ETF

Fidelity Dividend ETF for Rising Rates

Fidelity High Dividend ETF

Fidelity High Yield Factor ETF

Fidelity International High Dividend ETF

Fidelity International Value ETF Fidelity Limited Term Bond ETF Fidelity Low Duration Bond Factor ETF Fidelity Low Volatility Factor ETF Fidelity Momentum Factor ETF

Fidelity MSCI Communication Services Index ETF Fidelity MSCI Consumer Discretionary Index ETF Fidelity MSCI Consumer Staples Index ETF Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF Fidelity MSCI Health Care Index ETF Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF Fidelity MSCI Real Estate Index ETF Fidelity MSCI Utilities Index ETF

Fidelity NASDAQ Composite Index Tracking Stock

Fidelity Small-Mid Factor ETF

Fidelity Stocks for Inflation ETF

Fidelity Targeted Emerging Markets Factor ETF Fidelity Targeted International Factor ETF Fidelity Quality Factor ETF

Fidelity Total Bond ETF

Fidelity Value Factor ETF

(signature page to follow)

Each of the Investment Companies listed Above,

On behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

       Adrien Deberghes

       President and Treasurer – Fidelity Strategic Advisers Funds

       Assistant Treasurer – Fidelity Equity and High Income Funds

       Assistant Treasurer – Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By: /s/Andrew Erickson

      Andrew Erickson

      Executive Vice President